EXHIBIT 23.01

Consent of Hacker, Johnson & Smith PA

Alarion Financial Services, Inc.

Ocala, Florida

We hereby consent to the inclusion of our report dated March 1, 2006, relating to the consolidated financial statements of Alarion Financial Services, Inc. and Subsidiary (the “Company”) as of and for the year ended December 31, 2005, and for the period from February 19, 2004 (date of organization) to December 31, 2004, in the Company’s Registration Statement on Form 10-SB/A.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA

Orlando, Florida

May 8, 2006